EXHIBIT 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

BiondVax Pharmaceuticals Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
		Units consisting of:
Fees Previously Paid	Equity	Ordinary shares, no par value per share (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”) (3)	Rule 457(o)			US$	11,500,000 (4)	US$	0.0001102	US$	1,267.30
Fees to be Paid	Other	Warrants to Purchase Ordinary Shares represented by ADSs	(5)
Fees to be Paid	Equity	Ordinary Shares represented by ADSs issuable upon exercise of warrants	Rule 457(g)			US$	23,000,000 (6)	US$	0.00011020	US$	2,534.60
Fees to be Paid		Pre-Funded Units consisting of:
Fees to be Paid	Other	Pre-Funded Warrants to purchase Ordinary Shares represented by ADSs	(7)
Fees to be Paid	Equity	Ordinary Shares represented by ADSs issuable upon exercise of Pre-Funded Warrants	(7)
Fees to be Paid	Other	Warrants to Purchase Ordinary Shares represented by ADSs	(7)
Fees to be Paid	Equity	Ordinary Shares represented by ADSs issuable upon exercise of warrants	(7)

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					US$	34,500,000			US$ 3,801.90
	Total Fees Previously Paid									US$	1,333
	Total Fee Offsets
	Net Fee Due									US$	2,468.9

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-203333). Each American depositary share represents forty (40) ordinary shares.

(4)	Includes Ordinary Shares represented by ADSs granted pursuant to the underwriters’ option to purchase additional units, each unit consisting of one ADSs and two warrants, each to purchase one ADSs.

(5)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The two warrants issuable with each unit are each exercisable at a per share exercise price equal to 100% of the public offering price. Includes Ordinary Shares represented by ADSs issuable upon exercise of warrants granted pursuant to the underwriters’ option to purchase additional units, each unit consisting of one ADSs and two warrants, each to purchase one ADSs.

(7)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.